The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-130408) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 866-500-5408.

[MERRILL LYNCH LOGO]                   [COUNTRYWIDE SECURITIES CORPORATION LOGO]

                                   [PNC LOGO]

                       PRELIMINARY STRUCTURAL TERM SHEET

                         $2,246,176,000 (APPROXIMATE)

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-SB, CLASS A-4, CLASS A-1A, CLASS AM,
                          CLASS AJ, CLASS B, CLASS C,
                             CLASS D AND CLASS XP
--------------------------------------------------------------------------------

                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
                                Issuing Entity

                    MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   Depositor

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.
                         PNC BANK, NATIONAL ASSOCIATION
                        Mortgage Loan Sellers & Sponsors

                          MIDLAND LOAN SERVICES, INC.
                             CAPMARK FINANCE INC.
                               Master Servicers

                           ING CLARION PARTNERS, LLC
                               Special Servicer

                       LASALLE BANK NATIONAL ASSOCIATION
                                    Trustee

                              SEPTEMBER 20, 2006
This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

         NOTICE RELATING TO AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS
Any legends, disclaimers or other notices or language that may appear in the text of, at the bottom of, or attached to, an email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via
Bloomberg or another e-mail system.

MERRILL LYNCH & CO.                          COUNTRYWIDE SECURITIES CORPORATION

                            PNC CAPITAL MARKETS LLC

GOLDMAN, SACHS & CO.                                    MORGAN STANLEY

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------
OFFERED CERTIFICATES

                                 INITIAL
                               CERTIFICATE         APPROX.
         EXPECTED RATINGS   PRINCIPAL BALANCE   TOTAL INITIAL
         -----------------     OR NOTIONAL          CREDIT
  CLASS   FITCH   MOODY'S        AMOUNT(1)         SUPPORT
-------- ------- --------- ------------------- ---------------

    A-1    AAA      Aaa    $    66,580,000           30.000
    A-2    AAA      Aaa    $   163,000,000           30.000
    A-3    AAA      Aaa    $    34,000,000           30.000
   A-SB    AAA      Aaa    $   118,000,000           30.000
    A-4    AAA      Aaa    $   971,780,000           30.000
   A-1A    AAA      Aaa    $   344,155,000           30.000
    AM     AAA      Aaa    $   242,502,000           20.000
    AJ     AAA      Aaa    $   190,971,000           12.125
     B      AA      Aa2    $    48,500,000           10.125
     C     AA--     Aa3    $    18,188,000            9.375
     D      A        A2    $    48,500,000            7.375
  -----    ----     ---    ---------------           ------
    XP     AAA      Aaa    $ 2,372,109,000           N/A
  -----    ----     ---    ---------------           ------

             APPROX.
           PERCENTAGE
           OF INITIAL       WEIGHTED      PRINCIPAL     ASSUMED FINAL
            MORTGAGE        AVERAGE         WINDOW      DISTRIBUTION
  CLASS   POOL BALANCE  LIFE (YEARS)(2)  (MO./YR.)(2)     DATE(2)      RATE TYPE
-------- -------------- --------------- ------------- ---------------- ---------

    A-1        2.746    2.951           10/06-08/11     August 2011     (3)
    A-2        6.722    4.953           08/11-10/11    October 2011     (3)
    A-3        1.402    6.787           07/13-08/13     August 2013     (3)
   A-SB        4.866    7.176           10/11-12/15    December 2015    (3)
    A-4       40.073    9.740           12/15-08/16     August 2016     (3)
   A-1A       14.192    9.167           10/06-09/16   September 2016    (3)
    AM        10.000    9.953           09/16-09/16   September 2016    (3)
    AJ         7.875    9.953           09/16-09/16   September 2016    (3)
     B         2.000    9.953           09/16-09/16   September 2016    (3)
     C         0.750    9.953           09/16-09/16   September 2016    (3)
     D         2.000    9.953           09/16-09/16   September 2016    (3)
  -----       ------    -----           -----------   ----------------  ---
    XP        N/A       N/A                 N/A       September 2014    (3)
  -----       ------    -----           -----------   ----------------  ---

NON-OFFERED CERTIFICATES(4)

                                 INITIAL                           APPROX.
                               CERTIFICATE         APPROX.       PERCENTAGE
         EXPECTED RATINGS   PRINCIPAL BALANCE   TOTAL INITIAL    OF INITIAL
        ------------------     OR NOTIONAL          CREDIT        MORTGAGE
CLASS   FITCH    MOODY'S        AMOUNT(1)          SUPPORT      POOL BALANCE
------- ------   -----     ------------------- --------------- --------------

   E       A--       A3     $     21,219,000       6.500           0.875
   F      BBB+     Baa1     $     36,375,000       5.000           1.500
   G      BBB      Baa2     $     24,251,000       4.000           1.000
   H     BBB--     Baa3     $     21,219,000       3.125           0.875
   J      BB+       Ba1     $     12,125,000       2.625           0.500
   K       BB       Ba2     $      6,062,000       2.375           0.250
   L      BB--      Ba3     $      9,094,000       2.000           0.375
   M       B+        B1     $      6,063,000       1.750           0.250
   N        B        B2     $      6,062,000       1.500           0.250
   P       B--       B3     $      3,031,000       1.375           0.125
   Q       NR        NR     $     33,345,032       0.000           1.375
   XC     AAA       Aaa     $  2,425,022,032         N/A             N/A
   XR      NR        NR     $     32,632,360         N/A             N/A

            WEIGHTED       PRINCIPAL      ASSUMED FINAL
            AVERAGE          WINDOW        DISTRIBUTION
CLASS   LIFE (YEARS)(2)   (MO./YR.)(2)        DATE(2)        RATE TYPE
------- --------------- --------------- ----------------- --------------

   E        9.953         09/16-09/16    September 2016      (3)
   F       10.020         09/16-10/16     October 2016       (3)
   G       10.036         10/16-10/16     October 2016       (3)
   H       10.036         10/16-10/16     October 2016       (3)
   J       10.036         10/16-10/16     October 2016       (3)
   K       10.036         10/16-10/16     October 2016       (3)
   L       10.036         10/16-10/16     October 2016       (3)
   M       10.265         10/16-02/17     February 2017      (3)
   N       10.369         02/17-02/17     February 2017      (3)
   P       10.369         02/17-02/17     February 2017      (3)
   Q       11.980         02/17-07/24       July 2024        (3)
   XC         N/A              N/A          July 2024        (3)
   XR         N/A              N/A          July 2016        (3)

--------------------
(1)  In the case of each such class, subject to a permitted variance of plus or minus 5.0%. The class XP, XC and XR certificates will not have certificate principal balances and their holders will not receive distributions of principal.
(2)  As of the cut-off date. The weighted average life, principal window and assumed final distribution date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates
     (except in the case of loans with anticipated repayment dates (ARD loans), which are assumed to prepay on their anticipated repayment dates) and the other Modeling Assumptions that will be described in the offering prospectus.
(3)  The pass-through rates on the class A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ,
     B, C, D, E, F, G, H, J, K, L, M, N, P, Q, XP, XC and XR certificates will equal any one of (i) a fixed rate, (ii) the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a
     360-day year consisting of twelve 30-day months), (iv) the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve
     30-day months) less a specified percentage, or (v) in the case of a class of certificates that does not have a principal balance but has a notional amount, the weighted average of the respective rates at which interest accrues from time to time on the respective components of that notional amount.
(4)  Not offered pursuant to the offering prospectus. Any information provided herein regarding the characteristics of these classes of certificates is provided only to enhance your understanding of the offered certificates.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

ISSUE TYPE    Sequential pay REMIC. Class A-1, A-2, A-3, A-SB, A-4, A-1A, AM,
              AJ, B, C, D and XP certificates are offered publicly. All other certificates will be privately placed with qualified
              institutional buyers, institutional accredited investors or
              non-U.S. persons in accordance with Regulation S.

CUT-OFF DATE  References in this term sheet to the "cut-off date" mean, with respect to each mortgage loan,
              the related due date of that mortgage loan in September 2006 or, with respect to those mortgage loans, if any, that have their respective first payment dates in October 2006, September 1, 2006 or with respect to any mortgage loan that has its first due date in November 2006, the date of origination.

OFFERING      The commercial mortgage backed securities referred to in this
TERMS         term sheet, and the mortgage pool backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final
              prospectus) and are offered on a "when, as and if issued" basis.
              You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you. Any "indications of interest" expressed by you, and any
              "soft circles" generated by us, will not create binding
              contractual obligations for you or us.

MORTGAGE POOL The mortgage pool consists of 211 mortgage loans with an aggregate initial mortgage pool balance of $2,425,022,033, subject to a variance of plus or minus 5.0%. The mortgage loans are secured by 290 mortgaged real properties located throughout
              34 states.

LOAN GROUPS   For purposes of making distributions to the class A-1, A-2, A-3,
              A-SB, A-4 and A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 178 mortgage loans, representing approximately 85.81% of the initial mortgage pool balance and that are secured by the various property types that make up the collateral for those mortgage loans, and loan group 2 will consist of 33 mortgage loans, representing approximately
              14.19% of the initial mortgage pool balance and that are secured by multifamily and manufactured housing community properties
              (approximately 91.4% of all the mortgage loans secured by
              multifamily and manufactured housing community properties).

ISSUING       ML-CFC Commercial Mortgage Trust 2006-3
ENTITY

DEPOSITOR     Merrill Lynch Mortgage Investors, Inc.

MORTGAGE LOAN Merrill Lynch Mortgage Lending, Inc. (MLML)  . . . . . . . . . .
SELLERS/      44.45% of the initial mortgage pool balance
SPONSORS      Countrywide Commercial Real Estate Finance, Inc. (CRF) . . . . .
              41.64% of the initial mortgage pool balance
              PNC Bank, National Association (PNC) . . . . . . . . . . . . . .
              13.91% of the initial mortgage pool balance

UNDERWRITERS  Merrill Lynch, Pierce, Fenner & Smith Incorporated
              Countrywide Securities Corporation
              PNC Capital Markets LLC
              Goldman, Sachs & Co.
              Morgan Stanley & Co. Incorporated

TRUSTEE       LaSalle Bank National Association

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

MASTER        Midland Loan Services, Inc., with respect to mortgage loans
SERVICERS     sold to the depositor by MLML and PNC.
              Capmark Finance Inc. with respect to the mortgage loans sold to the depositor by CRF.

SPECIAL       ING Clarion Partners, LLC
SERVICER

RATING        Fitch, Inc. (Fitch)
AGENCIES      Moody's Investors Service, Inc. (Moody's)

DENOMINATIONS $25,000 minimum for the offered certificates.

CLOSING DATE  On or about September 29, 2006.

SETTLEMENT    Book-entry through DTC for all offered certificates.
TERMS

DETERMINATION For any distribution date, the fourth business day prior to the
DATE          distribution date, except that in the case of certain mortgage loans, the applicable master servicer may make its determination as to the collections received as of a later date during each month.

DISTRIBUTION  The 12th day of each month or, if the 12th day is not a business
DATE          day, the next succeeding business day, beginning in October 2006.

DAY COUNT     30/360

INTEREST      Each class of offered certificates will be entitled on each
DISTRIBUTIONS distribution date to interest accrued during the prior calendar month at its pass-through rate for such distribution date on the outstanding certificate principal balance of such class
              immediately prior to such distribution date. Interest on the offered certificates will be calculated on the basis of twelve
              30-day months and a 360-day year. Interest on the offered
              certificates will be distributed on each distribution date, to the extent of available funds, in sequential order of class
              designation, except that the class A-1, A-2, A-3, A-SB, A-4, A-1A,
              XC and XP are pro rata and pari passu in entitlement to interest.
              In general, payments of interest in respect of the class A-1, A-2,
              A-3, A-SB and A-4 certificates will be made to the extent of available funds attributable to the mortgage loans in loan group
              1, payments of interest in respect of the class A-1A certificates will be made to the extent of available funds attributable to the mortgage loans in loan group 2, and payments of interest in respect of the class XC and XP certificates will be made to the extent of available funds attributable to mortgage loans in both loan groups. However, if the application of available funds as described in the preceding sentence would result in an interest shortfall to any of those classes of certificates, then payments of interest will be made with respect to all of those classes on a pro rata (based on amount of interest accrued) and pari passu basis without regard to loan groups.

              For purposes of calculating the amount of accrued interest on the class XP certificates, that class of certificates will have a total notional amount that initially equals the sum of (a) the lesser of $62,659,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $343,664,000 and the total principal balance of the
              Class A-1A Certificate outstanding from time to time and (c) the total principal balance of the class A-2, A-3, A-SB, A-4, AM, AJ,
              B, C, D, E, F, G, H, J, K and L certificates outstanding from time to time.The total notional amount of the class XP
              certificates will decline from time to time in the manner set forth under Exhibit A. In any event, the total notional amount of the class XP certificates will be zero following the distribution date in September 2014.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

PRINCIPAL     Except as described below, principal will be distributed on each
DISTRIBUTIONS distribution date, to the extent of available funds, to the most senior class of sequential pay certificates outstanding until its certificate balance is reduced to zero. Payments of principal will be generally made, to the extent of available funds, (i) to the class A-1, A-2, A-3, A-SB and A-4 certificates, in that order, in an amount equal to the funds received or advanced with respect to principal on mortgage loans in loan group 1 and, after the principal balance of the class A-1A certificates has been reduced to zero, the funds received or advanced with respect to principal on mortgage loans in loan group 2, in each case until the
              principal balance of the subject class of certificates is reduced to zero, and (ii) to the class A-1A certificates, in an amount equal to the funds received or advanced with respect to principal on mortgage loans in loan group 2 and, after the principal balance of the class A-4 certificates has been reduced to zero, the funds received or advanced with respect to principal on mortgage loans in loan group 1, until the principal balance of the class A-1A certificates is reduced to zero.

              Notwithstanding the foregoing, on any distribution date as of which the principal balance of the class A-SB certificates is required to be paid down to its scheduled principal balance for that distribution date in accordance with a specified schedule that will be annexed to the prospectus supplement, distributions of principal will be made, to the extent of available funds, to reduce the principal balance of the class A-SB certificates to its scheduled principal balance for the subject distribution date, out of the funds received or advanced with respect to principal on mortgage loans in loan group 1 (prior to any
              distributions of principal from those loan group 1 funds to any other class of certificates on that distribution date) and, after the principal balance of the class A-1A certificates has been reduced to zero, out of the funds received or advanced with respect to principal on mortgage loans in loan group 2 (prior to any distributions of principal to any other class of certificates on that distribution date). If, due to losses, the certificate balances of the class AM through class Q certificates are reduced to zero, payments of principal to the class A-1, A-2, A-3, A-SB,
              A-4 and A-1A certificates (to the extent that any two or more of those classes are outstanding) will be made on a pro rata and pari passu basis without regard to loan groups. Following
              retirement of the class A-1, A-2, A-3, A-SB, A-4 and A-1A
              certificates, amounts distributable as principal will be
              distributed (without regard to loan groups) on each distribution date, to the extent of available funds, to the class AM, AJ, B,
              C, D, E, F, G, H, J, K, L, M, N, P and Q certificates, in that order, in each case until the related principal balance of the subject class of certificates is reduced to zero.

LOSSES        Losses realized on the mortgage loans and certain default-related and other unanticipated expenses, if any, will be allocated to the class Q, P, N, M, L, K, J, H, G, F, E, D, C, B, AJ and AM certificates, in that order, and then, on a pro rata and pari passu basis to the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates.

PREPAYMENT    Any prepayment premiums or yield maintenance charges collected
PREMIUMS AND  will be distributed to certificateholders on the distribution date
YIELD         following the collection period in which the prepayment premium
MAINTENANCE   was received. On each distribution date, the holders of each class
CHARGES       of offered certificates and of the class E, F, G, and H
              certificates then entitled to principal distributions (to the extent such prepayment premium or yield maintenance charge is collected from mortgage loans in the loan group, if applicable, from which such class of certificates is receiving payments of principal) will be entitled to a portion of prepayment premiums or yield maintenance charges equal to the product of (a) the amount of such prepayment premiums or yield maintenance charges, net of workout fees and principal recovery fees payable therefrom, multiplied by (b) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the pass-through rate of such class of certificates over the relevant discount rate, and the denominator of which is equal to

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

              the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, multiplied by (c)
              a fraction, the numerator of which is equal to the amount of principal distributable on such class of certificates on that distribution date, and the denominator of which is equal to the total principal distribution amount for that distribution date;
              provided that, if the A-4 and A-1A classes were both outstanding
              (prior to any distributions) on such distribution date, then the number in clause (c) will be a fraction, the numerator of which is equal to the amount of principal distributable on the subject class of certificates on such distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the portion of the total
              principal distribution amount for such distribution date that is attributable to the loan group that includes the prepaid mortgage loan.

              The portion, if any, of the prepayment premiums or yield
              maintenance charges remaining after any payments described above will be distributed to the holders of the class XP and for XC certificates as follows: (a) on each distribution date up to and including the distribution date in September 2014, (i) to the holders of the class XP certificates, an amount equal to 15% of that remaining portion of the prepayment premiums or yield maintenance charges, and (ii) to the holders of the class XC certificates, an amount equal to 85% of that remaining portion of the prepayment premiums or yield maintenance charges; and (b) on each distribution date that occurs subsequent to September 2014, to the holders of the class XC certificates, an amount equal to
              100% of that remaining portion of the prepayment premiums or yield maintenance charges.

              All prepayment premiums and yield maintenance charges payable as described above will be reduced, with respect to specially serviced mortgage loans, by an amount equal to certain expenses of the trust fund and losses realized in respect of the mortgage loans previously allocated to any class of certificates.

ADVANCES      The applicable master servicer (solely with respect to those mortgage loans as to which it is acting as master servicer) and, if it fails to do so, the trustee will be obligated to make P&I advances and servicing advances, including advances of delinquent property taxes and insurance, but only to the extent that such advances are considered recoverable, and, in the case of P&I advances, subject to appraisal reductions (which are described below) that may occur.

APPRAISAL     If any of certain adverse events or circumstances described in the
REDUCTIONS    offering prospectus occur or exist with respect to any mortgage loan or the mortgaged real property for any mortgage loan, that mortgage loan will be considered a required appraisal loan. An appraisal reduction will generally be made in the amount, if any, by which the principal balance of the required appraisal loan
              (plus other amounts overdue or advanced in connection with such loan) exceeds 90% of the appraised value of the related mortgaged real property plus all escrows and reserves (including letters of credit) held as additional collateral with respect to the mortgage loan. As a result of calculating an appraisal reduction amount for a given mortgage loan, the interest portion of any P&I advance for such loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the
              certificates.

              A required appraisal loan will cease to be a required appraisal loan when the related mortgage loan has been brought current for at least three consecutive months and no other circumstances exist which would cause such mortgage loan to be a required appraisal loan.

OPTIONAL      Each master servicer, the special servicer and certain
TERMINATION   certificateholders will have the option to terminate the trust and retire the then outstanding certificates, in whole but not in part, and purchase the remaining assets of the trust on or after the distribution date on which the stated principal balance of the mortgage loans is less than approximately 1.0% of the initial mortgage pool balance. Such purchase price will generally be at a price equal to the unpaid aggregate principal

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

              balance of the mortgage loans, plus accrued and unpaid interest and certain other additional trust fund expenses, and the fair market value of any REO properties acquired by the trust
              following foreclosure.

              In addition, if, following the date on which the total principal balances of the class A-1, A-2, A-3, A-SB, A-4, A-1A, B, C and D certificates are reduced to zero, all of the remaining
              certificates, except the class Z, R-I and R-II certificates, are held by the same certificateholder, the trust fund may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates, except the class
              Z, R-I and R-II certificates, for all the mortgage loans and REO properties remaining in the trust fund at the time of exchange.

CONTROLLING   The most subordinate class of principal balance certificates that
CLASS         has a class certificate balance greater than 25% of its original certificate balance will be the controlling class of certificates;
              provided, however, that if no such class of principal balance certificates satisfies such requirement, the controlling class of certificates will be the most subordinate class of principal balance certificates with a class certificate balance greater than zero. The holder(s) of certificates representing a majority interest in the controlling class will have the right, subject to the limitations and conditions described in the offering
              prospectus, to replace the special servicer and select a
              representative that may direct and advise the special servicer on various servicing matters.

              In the case of one (1) mortgage loan that will be included in the trust, namely the Stonestown Mall mortgage loan, which is part of a loan combination that includes another loan that will not be included in the trust (a "non-trust loan") and that is generally subordinate in right of payment to the Stonestown Mall mortgage loan, the holder of the related subordinate non-trust loan, will, under the circumstances that will be described in the offering prospectus, have the right to direct or advise the special servicer with respect to certain specified servicing actions with respect to the Stonestown Mall mortgage loan.

ERISA         The offered certificates are expected to be eligible for purchase by employee benefit plans and other plans or arrangements, subject to certain conditions.

SMMEA         The offered certificates will not be "mortgage related securities"
              for the purposes of the Secondary Mortgage Market Enhancement Act of 1984.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                   EXHIBIT A
                       CLASS XP TOTAL NOTIONAL AMOUNT(1)

   PERIOD
 ENDING(2)    CLASS A-1    CLASS A-2     CLASS A-3    CLASS A-1A    CLASS A-SB    CLASS A-4
----------- ------------ ------------- ------------ ------------- ------------- -------------

3/12/2007   62,659,000   163,000,000   34,000,000   343,664,000   118,000,000   971,780,000
9/12/2007   58,826,000   163,000,000   34,000,000   343,142,000   118,000,000   971,780,000
3/12/2008   10,518,000   163,000,000   34,000,000   335,222,000   118,000,000   971,780,000
9/12/2008            -   126,442,000   34,000,000   327,504,000   118,000,000   971,780,000
3/12/2009            -    79,241,000   34,000,000   319,733,000   118,000,000   971,780,000
9/12/2009            -    33,320,000   34,000,000   312,258,000   118,000,000   971,780,000
3/12/2010            -             -   20,860,000   304,650,000   118,000,000   971,780,000
9/12/2010            -             -            -   297,325,000    94,178,000   971,780,000
3/12/2011            -             -            -   290,042,000             -   900,467,000
9/12/2011            -             -            -   264,701,000             -   843,290,000
3/12/2012            -             -            -   258,153,000             -   802,916,000
9/12/2012            -             -            -   251,862,000             -   764,101,000
3/12/2013            -             -            -   245,652,000             -   725,930,000
9/12/2013            -             -            -   239,715,000             -   646,022,000
3/12/2014            -             -            -   233,854,000             -   610,790,000
9/12/2014            -             -            -   228,248,000             -   577,167,000

   PERIOD
 ENDING(2)     CLASS AM      CLASS AJ      CLASS B      CLASS C      CLASS D      CLASS E      CLASS F      CLASS G      CLASS H
----------- ------------- ------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------

3/12/2007   242,502,000   190,971,000   48,500,000   18,188,000   48,500,000   21,219,000   36,375,000   24,251,000   21,219,000
9/12/2007   242,502,000   190,971,000   48,500,000   18,188,000   48,500,000   21,219,000   36,375,000   24,251,000   21,219,000
3/12/2008   242,502,000   190,971,000   48,500,000   18,188,000   48,500,000   21,219,000   36,375,000   24,251,000   21,219,000
9/12/2008   242,502,000   190,971,000   48,500,000   18,188,000   48,500,000   21,219,000   36,375,000   24,251,000   21,219,000
3/12/2009   242,502,000   190,971,000   48,500,000   18,188,000   48,500,000   21,219,000   36,375,000   24,251,000   21,219,000
9/12/2009   242,502,000   190,971,000   48,500,000   18,188,000   48,500,000   21,219,000   36,375,000   24,251,000   12,613,000
3/12/2010   242,502,000   190,971,000   48,500,000   18,188,000   48,500,000   21,219,000   36,375,000   17,458,000            -
9/12/2010   242,502,000   190,971,000   48,500,000   18,188,000   48,500,000   21,219,000   35,078,000            -            -
3/12/2011   242,502,000   190,971,000   48,500,000   18,188,000   48,500,000   21,219,000   16,962,000            -            -
9/12/2011   242,502,000   190,971,000   48,500,000   18,188,000   48,500,000   20,710,000            -            -            -
3/12/2012   242,502,000   190,971,000   48,500,000   18,188,000   48,500,000    5,154,000            -            -            -
9/12/2012   242,502,000   190,971,000   48,500,000   18,188,000   38,652,000            -            -            -            -
3/12/2013   242,502,000   190,971,000   48,500,000   18,188,000   24,287,000            -            -            -            -
9/12/2013   242,502,000   190,971,000   48,500,000   18,188,000   10,528,000            -            -            -            -
3/12/2014   242,502,000   190,971,000   48,500,000   15,611,000            -            -            -            -            -
9/12/2014   242,502,000   190,971,000   48,500,000    3,034,000            -            -            -            -            -

   PERIOD
 ENDING(2)     CLASS I     CLASS K     CLASS L      TOTAL(1)(3)
----------- ------------ ----------- ----------- ----------------

3/12/2007   12,125,000   6,062,000   9,094,000   2,372,109,000
9/12/2007   12,125,000   6,062,000   9,094,000   2,367,754,000
3/12/2008   12,125,000   6,062,000   9,094,000   2,311,526,000
9/12/2008   12,125,000   6,062,000   9,094,000   2,256,732,000
3/12/2009   11,461,000           -           -   2,185,940,000
9/12/2009            -           -           -   2,112,477,000
3/12/2010            -           -           -   2,039,003,000
9/12/2010            -           -           -   1,968,241,000
3/12/2011            -           -           -   1,777,351,000
9/12/2011            -           -           -   1,677,362,000
3/12/2012            -           -           -   1,614,884,000
9/12/2012            -           -           -   1,554,776,000
3/12/2013            -           -           -   1,496,030,000
9/12/2013            -           -           -   1,396,426,000
3/12/2014            -           -           -   1,342,228,000
9/12/2014            -           -           -   1,290,422,000

----------------
(1)   The total notional amount of the class XP certificates from time to time will equal the sum of the components thereof set forth in the table above. Each of those components of the total notional amount of the class
      XP certificates will relate to a particular class of series 2006-3 principal balance certificates. At any particular time during each indicated period through and including the related payment date on which such period ends, the component of the notional amount of the class XP certificates relating to each indicated class of series 2006-3 principal balance certificates will equal the lesser of (a) the amount stated in the table above for that class and period and (b) the then actual total principal balance of that class.
(2)   Assumes each payment date always occurs on the 12th of the month.
(3)   The total notional amount of the class XP certificates at any particular time may be less than the amount indicated in the table above, as described in footnote (1).